Exhibit 99.1

Lifetime Brands, Inc. Reports Second Quarter Financial Results

Net Sales Increase by 19% to $115.3 Million

Company Reaffirms Net Sales Guidance for 2014

Reports Significant Investments to Support Future Growth

GARDEN CITY, NY, — August 5, 2014 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the second quarter ended June 30, 2014.

Second Quarter Financial Highlights:

•	Consolidated net sales were $115.3 million in the quarter ended June 30, 2014; an increase of $18.3 million, or 18.9%, as compared to consolidated net sales of $97.0 million for the corresponding period in 2013. Consolidated net sales in the quarter ended June 30, 2014 included $16.0 million of net sales from Kitchen Craft and other acquisitions that were completed in the first quarter of 2014.

•	Gross margin was $40.9 million, or 35.4%, in the quarter ended June 30, 2014, as compared to $36.4 million, or 37.5%, for the corresponding period in 2013.

•	Loss from operations was $3.2 million in the quarter ended June 30, 2014, as compared to income from operations of $12,000, for the corresponding period in 2013.

•	Net loss was $3.2 million, or $0.24 per diluted share, in the quarter ended June 30, 2014, as compared to net loss of $0.6 million, or $0.04 per diluted share, in the corresponding period in 2013.

•	Adjusted net loss was $3.1 million, or $0.23 per diluted share, in the quarter ended June 30, 2014, as compared to adjusted net loss of $1.1 million, or $0.08 per diluted share, in the corresponding period in 2013.

•	Consolidated EBITDA was $1.5 million, in the quarter ended June 30, 2014, as compared to $4.3 million for the corresponding 2013 period.

•	Equity in earnings, net of taxes, was $41,000 in the quarter ended June 30, 2014 as compared to $92,000 in the corresponding 2013 period.

Six Months Financial Highlights:

•	Consolidated net sales were $233.7 million in the six months ended June 30, 2014, an increase of $38.1 million, or 19.5%, as compared to net sales of $195.6 million for the corresponding period in 2013. Consolidated net sales in the six months ended June 30, 2014 included $33.2 million of net sales from Kitchen Craft and other acquisitions that were completed in the first quarter of 2014.

•	Gross margin was $85.2 million, or 36.4%, in the six months ended June 30, 2014 as compared to $72.7 million, or 37.1%, for the corresponding period in 2013.

•	Loss from operations was $5.4 million in the six months ended June 30, 2014, as compared to loss from operations of $0.1 million, for the corresponding period in 2013.

•	Net loss was $6.1 million, or $0.46 per diluted share, in the six months ended June 30, 2014, as compared to net loss of $1.2 million, or $0.09 per diluted share, in the 2013 period.

•	Adjusted net loss was $4.8 million, or $0.36 per diluted share, in the six months ended June 30, 2014, as compared to adjusted net loss of $1.7 million, or $0.13 per diluted share, in the 2013 period.

•	Consolidated EBITDA was $5.2 million in the six months ended June 30, 2014, as compared to $7.4 million for the corresponding 2013 period.

•	Equity in losses, net of taxes was $0.2 million in the six months ended June 30, 2014 as compared to equity in earnings of $0.3 million, net of taxes in the corresponding 2013 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“During the quarter, our U.S. wholesale segment was challenged by the slow retail environment and by uneven retailer replenishment activity that did not keep pace with stronger point-of-sale performance. Wholesale gross margin in the U.S. declined during the quarter, as we moved to create opportunities to expand our market share; however, we expect to recoup a substantial portion of this decline during the balance of the year. U.S. SG&A increased, reflecting the acquisition of Built NY and investments to grow our domestic business. Excluding these activities, U.S. SG&A expenses increased by approximately 3%.

“Our international segment, comprising Creative Tops and Kitchen Craft, produced outstanding results. Creative Tops recorded a 45% organic sales growth in local currency, and we are pleased with Kitchen Craft’s performance. The segment’s gross margin was strong, reflecting a significant improvement for Creative Tops and the inclusion of Kitchen Craft, which is in a higher margin product category. SG&A expenses for the segment as a percentage of net sales improved from the prior period.

“Our consolidated gross margin for the full year 2014 is expected to be comparable to 2013’s. Improvements in gross margin for Creative Tops and the inclusion of Kitchen Craft are expected to offset any decline in the U.S. segment.

Grupo Vasconia, our Partner Company in Mexico, also recorded a strong quarter with significant increases in both net sales and income from operations. Net income and our share of its income would have increased but for a value added tax recovery in the 2013 quarter.”

Mr. Siegel continued, “The first half of 2014 has been a period of remarkable activity, in which we successfully executed strategic initiatives in acquisitions, brand development, channel expansion, product innovation, and geographic growth. In this period, we:

•	Completed four acquisitions, Kitchen Craft, La Cafetière, Built NY and Empire Silver;

•	Introduced 4,000 new products and introduced our new acquisitions and other new brands, including Bombay®, Brick Oven®, Debbie Meyer® and Reo®;

•	Appointed new managers to oversee the development of a new Hong Kong-based sales team, which we are supporting with a new 12,000 square foot showroom and a new third-party bonded distribution facility in China;

•	Began supplying kitchenware and tableware products to the 400 Walmart Supercenters in China and hired a sales team to service that account, together with other Chinese retailers, and opened a distribution facility to support that business;

•	Appointed managers to coordinate export sales by our U.S. and U.K. based companies and to focus on the independent retail store channel; and

•	Made significant investments in Lifetime to position it for growth in the U.S. and internationally. These investments include hiring talent to strengthen our global sourcing and quality control teams, to further grow our U.S. businesses, to support our new Wal-Mart business in China and to develop a Hong Kong based export business.

“We previously stated that we expected net sales for the full year to total approximately $600 million. Today, we are reaffirming that guidance.”

Dividend

On July 29, 2014, the Board of Directors declared a quarterly dividend of $0.0375 per share payable on November 14, 2014 to shareholders of record on October 31, 2014.

Conference Call

The Company has scheduled a conference call for Tuesday, August 5, 2014 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 474-9505 or (857) 244-7558, passcode #20312904. A replay of the call will also be available through Tuesday, August 12, 2014 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #37651110. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net sales	$115,321	$96,976	$233,732	$195,633
Cost of sales	74,469	60,620	148,548	122,965

Gross margin	40,852	36,356	85,184	72,668
Distribution expenses	12,460	10,129	24,806	20,925
Selling, general and administrative expenses	31,424	25,927	65,607	51,558
Restructuring expenses	125	288	125	288

Income (loss) from operations	(3,157)	12	(5,354)	(103)
Interest expense	(1,672)	(1,149)	(3,062)	(2,311)
Loss on early retirement of debt	—	—	(319)	—

Loss before income taxes and equity in earnings	(4,829)	(1,137)	(8,735)	(2,414)
Income tax benefit	1,586	477	2,771	876
Equity in earnings (losses), net of taxes	41	92	(167)	338

NET LOSS	$(3,202)	$(568)	$(6,131)	$(1,200)

Weighted-average shares outstanding - basic and diluted	13,483	12,808	13,379	12,784

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.24)	$(0.04)	$(0.46)	$(0.09)

Cash dividends declared per common share	$0.0375	$0.03125	$0.0750	$0.0625

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

(unaudited)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,229	$4,947
Accounts receivable, less allowances of $6,082 at June 30, 2014 and $5,209 at December 31, 2013	70,059	87,217
Inventory	153,241	112,791
Prepaid expenses and other current assets	11,365	5,781
Deferred income taxes	3,994	3,940

TOTAL CURRENT ASSETS	243,888	214,676

PROPERTY AND EQUIPMENT, net	27,127	27,698
INVESTMENTS	37,407	36,948
INTANGIBLE ASSETS, net	110,800	55,149
OTHER ASSETS	3,315	2,268

TOTAL ASSETS	$422,537	$336,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$10,000	$—
Current maturity of Senior Secured Term Loan	—	3,937
Accounts payable	27,823	21,426
Accrued expenses	27,808	41,095
Income taxes payable	333	3,036

TOTAL CURRENT LIABILITIES	65,964	69,494

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,827	18,644
DEFERRED INCOME TAXES	10,665	1,777
REVOLVING CREDIT FACILITY	98,349	49,231
CREDIT AGREEMENT TERM LOAN	40,000	—
SENIOR SECURED TERM LOAN	—	16,688

STOCKHOLDERS’ EQUITY

Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 13,511,864 at June 30, 2014 and 12,777,407 at December 31, 2013	136	128
Paid-in capital	157,546	146,273
Retained earnings	31,058	38,224
Accumulated other comprehensive loss	(2,008)	(3,720)

TOTAL STOCKHOLDERS’ EQUITY	186,732	180,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$422,537	$336,739

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(6,131)	$(1,200)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	156	32
Depreciation and amortization	7,329	5,190
Amortization of financing costs	311	266
Deferred rent	(530)	(459)
Deferred income taxes	—	180
Stock compensation expense	1,439	1,393
Undistributed equity in earnings, net	167	234
Loss on early retirement of debt	319	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	33,180	39,877
Inventory	(18,960)	(7,970)
Prepaid expenses, other current assets and other assets	(4,050)	(3,512)
Accounts payable, accrued expenses and other liabilities	(17,356)	(3,112)
Income taxes payable	(3,277)	(3,615)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(7,403)	27,304

INVESTING ACTIVITIES
Purchases of property and equipment	(2,783)	(1,992)
Kitchen Craft acquisition, net of cash acquired	(61,676)	—
Other acquisitions, net of cash acquired	(5,280)	—
Net proceeds from sale of property	70	—

NET CASH USED IN INVESTING ACTIVITIES	(69,669)	(1,992)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	163,986	88,155
Repayments of Revolving Credit Facility	(115,102)	(107,208)
Repayments of Senior Secured Term Loan	(20,625)	(3,500)
Proceeds from Credit Agreement Term Loan	50,000	—
Payment of financing costs	(1,375)	—
Payments for common stock repurchases	—	(3,229)
Proceeds from exercise of stock options	1,460	676
Cash dividends paid	(1,007)	(720)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	77,337	(25,826)

Effect of foreign exchange on cash	17	(175)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	282	(689)

Cash and cash equivalents at beginning of period	4,947	1,871

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,229	$1,182

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the Four Quarters Ended June 30, 2014
Three months ended June 30, 2014	$1,494
Three months ended March 31, 2014	3,660
Three months ended December 31, 2013	21,011
Three months ended September 30, 2013	15,067

Total for the four quarters	$41,232

Consolidated EBITDA for the Four Quarters Ended June 30, 2013
Three months ended June 30, 2013	$4,321
Three months ended March 31, 2013	3,079
Three months ended December 31, 2012	17,868
Three months ended September 30, 2012	11,568

Total for the four quarters	$36,836

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Net income as reported	$(3,202)	$(2,929)	$9,388	$1,093
Subtract out:
Undistributed equity in (earnings) losses, net	(41)	208	(332)	5,452
Add back:
Income tax provision (benefit)	(1,586)	(1,185)	6,182	3,869
Interest expense	1,672	1,390	1,256	1,280
Loss on early retirement of debt	—	319	102	—
Depreciation and amortization	3,716	3,613	2,708	2,517
Stock compensation expense	713	726	750	738
Permitted acquisition related expenses	97	1,518	957	39
Restructuring expenses	125	—	—	79

Consolidated EBITDA	$1,494	$3,660	$21,011	$15,067

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net income as reported	$(568)	$(632)	$15,154	$3,890
Subtract out:
Undistributed equity in (earnings) losses, net	480	(246)	(4,464)	(695)
Add back:
Income tax provision (benefit)	(477)	(399)	2,596	1,930
Interest expense	1,149	1,162	1,254	1,271
Loss on early retirement of debt	—	—	—	1,015
Depreciation and amortization	2,667	2,523	2,446	2,409
Stock compensation expense	722	671	662	679
Intangible asset impairment	—	—	—	1,069
Permitted acquisition related expenses	60	—	220	—
Restructuring expenses	288	—	—	—

Consolidated EBITDA	$4,321	$3,079	$17,868	$11,568

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands - except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net loss as reported	$(3,202)	$(568)	$(6,131)	$(1,200)
Adjustments:
Acquisition related expenses, net of tax	68	—	1,057	—
Loss on early retirement of debt, net of tax	—	—	191	—
Restructuring expenses, net of tax	75	170	75	170
Grupo Vasconia recovery of value-added taxes	—	(672)	—	(672)

Adjusted net loss	$(3,059)	$(1,070)	$(4,808)	$(1,702)

Adjusted diluted loss per share	$(0.23)	$(0.08)	$(0.36)	$(0.13)

Adjusted net loss in the three and six months ended June 30, 2014 excludes acquisition related expenses, the loss on retirement of debt and restructuring expenses. Adjusted net loss in the three and six months ended June 30, 2013 excludes restructuring expenses related to the planned closure of the Fred®& Friends distribution center and a recovery by Grupo Vasconia of value-added taxes related to a 2004 tax position.